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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                          AMERUS LIFE HOLDINGS, INC.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)



         IOWA                                                42-1459712
-----------------------                                  -------------------
(State of incorporation                                  (I.R.S. Employer
or organization)                                         Identification No.)



                 418 Sixth Avenue, Des Moines, Iowa 50306-2499
              ---------------------------------------------------
              (Address of principal executive offices) (Zip Code)



If this Form relates to                         If this Form relates to
the registration of a                           the registration of a class
class of debt securities                        of debt securities and is to
and is effective upon                           become effective
filing pursuant to General                      simultaneously with the
Instruction A(c)(1) please                      effectiveness of a concurrent
check the following box. / /                    registration statement under
                                                the Securities Act of 1933
                                                pursuant to General
                                                Instruction A(c)(2) please
                                                check the following box. / /



       Securities to be registered pursuant to Section 12(b) of the Act:
                                     None
       -----------------------------------------------------------------



       Securities to be registered pursuant to Section 12(g) of the Act:

                      Class A Common Stock, no par value
       -----------------------------------------------------------------
                               (Title of Class)

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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

     The description (the "Description") of the Registrant's Class A Common Stock, no par value, appearing under the caption "Description of the Capital Stock" in the Registrant's Prospectus, dated December 12, 1996, included in its Registration Statement on Form S-1 (File No. 333-12239), is incorporated herein by reference. Any subsequent amendment or any report filed for the purpose of updating the Description, and any description of the Class A Common Stock appearing under the caption "Description of the Capital Stock" in the Prospectus to be filed pursuant to Rule 424(b) under the Securities Act, relating to Registration Statement No. 333-12239, are deemed to be incorporated herein by reference.

     There is no established public trading market for the Class A Common Stock. The Class A Common Stock has been approved for quotation, subject to official notice of issuance, on the Nasdaq National Market.

ITEM 2.  EXHIBITS

Exhibit No.                            Description
-----------                            -----------

    1 The Registrant's Articles of Incorporation are hereby incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1, as amended (File No. 333-12239).

    2         The Registrant's Bylaws are hereby incorporated by reference to
              Exhibit 3.2 to the Registrant's Registration Statement on Form S-1, as amended (File No. 333-12239).

    3 The Registrant's Amended and Restated Articles of Incorporation are hereby incorporated by reference to Exhibit 3.5 to the Registrant's Registration Statement on Form S-1, as amended (File No. 333-12239).

    4 The Registrant's Form of Certificate for shares of Class A Common Stock is hereby incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-1, as amended (File No. 333-12239).


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                                   SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: January 3, 1997


                                        AMERUS LIFE HOLDINGS, INC.


                                        By: /s/ Roger K. Brooks
                                        --------------------------------
                                        Roger K. Brooks
                                        Chairman, President and
                                        Chief Executive Officer

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                                 EXHIBIT INDEX


Exhibit No.                            Description
-----------                            -----------

   1 The Registrant's Articles of Incorporation are hereby incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1, as amended
              (File No. 333-12239).

   2 The Registrant's Bylaws are hereby incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1, as amended (File No. 333-12239).

   3 The Registrant's Amended and Restated Articles of Incorporation are hereby incorporated by reference to Exhibit 3.5 to the Registrant's Registration Statement on Form S-1, as amended (File No. 333-12239).

   4 The Registrant's Form of Certificate for shares of Class A Common Stock is hereby incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-1, as amended (File No. 333-12239).